Exhibit 99.1

Contact Information: Investor Relations 941-556-2601 investor-relations@ropertech.com	Roper Technologies, Inc.

Roper Technologies to Acquire Vertafore,

Leading Provider of SaaS Solutions for the Property & Casualty Insurance Industry

Sarasota, Florida, August 13, 2020 ... Roper Technologies, Inc. (NYSE: ROP), a leading diversified technology company, today announced that it has reached a definitive agreement to acquire Vertafore in an all-cash transaction valued at approximately $5.35 billion.

Vertafore’s cloud-based software provides agency management, compliance, workflow, and data solutions that simplify and automate the complex property and casualty (“P&C”) insurance lifecycle. More than 20,000 agencies and 1,000 insurance carriers rely on Vertafore to streamline their processes, improve efficiency, and drive productivity.

“Vertafore is a fantastic business characterized by clear leadership in its niche market, a strong management team, high customer retention, and a long track record of consistent revenue and cash flow growth,” said Neil Hunn, Roper’s President and CEO. “The acquisition of Vertafore is a great example of our disciplined capital deployment strategy which focuses on durable, long-term cash flow compounding. We look forward to welcoming Vertafore to the Roper family.”

The Vertafore management team, led by CEO Amy Zupon, will continue to lead the business from its Denver, Colorado headquarters. Vertafore’s name, brands, and office locations will not change as a result of the transaction.

Acquisition Financing and Financial Outlook

Roper anticipates funding the transaction using its cash on hand, revolving credit facility, and new debt.

“We remain committed to maintaining our solid investment grade ratings,” said Mr. Hunn. “Our ability to consistently generate cash flow will allow us to rapidly reduce our leverage following this acquisition.”

Vertafore is expected to contribute approximately $590 million of revenue and $290 million of EBITDA in 2021. Roper expects the acquisition to be immediately cash accretive.

The transaction is expected to close in the third quarter, subject to regulatory approval and customary closing conditions.

J.P. Morgan and Wells Fargo Securities served as financial advisors to Roper on this transaction.

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss this acquisition has been scheduled for 8:30 AM ET on Thursday, August 13, 2020. The call can be accessed via webcast or by dialing +1 877-870-4263 (US/Canada) or +1 412-317-0790 and referencing Roper Technologies. Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://event.webcast. Telephonic replays will be available for up to two weeks and can be accessed by dialing +1 412-317-0088 with access code 10147337.

Use of Non-GAAP Financial Information

Roper supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information, including EBITDA, to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Roper defines EBITDA as earnings before interest, taxes, depreciation and amortization. Roper has not provided a reconciliation of the expected EBITDA contribution by Vertafore to the expected net income contribution by Vertafore for 2021 because we are unable to quantify certain amounts, including the fair value impact on deferred revenue and related commission expense, that would be required to be included in Vertafore’s contribution to net income without unreasonable efforts. In addition, Roper believes such reconciliation would imply a degree of precision that would be confusing or misleading to investors. The non-GAAP financial measure disclosed by Roper in this press release should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

About Roper Technologies

Roper Technologies is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper operates businesses that design and develop software (both license and software-as-a-service) and engineered products and solutions for a variety of niche end markets. Additional information about Roper is available on the Company’s website at www.ropertech.com.

About Vertafore

For 50 years, Vertafore, the leader in modern insurance technology, has built and supported superior Insurtech solutions to connect every point of the distribution channel. Vertafore’s agency management, ratings, regulation, compliance, data and analytics, and connectivity products streamline workflows, improve efficiency and drive productivity for more North American insurance professionals than any other provider – including more than 20,000 agencies, over 1,000 carriers and 23 state governments. Through a continual focus on operational excellence, development of innovative solutions, and alignment with key industry partners, Vertafore is leading the way for customers of all sizes by delivering results that make a difference. For more information about Vertafore, visit www.vertafore.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include, among others, statements regarding operating results, the success of our internal operating plans, the prospects for newly acquired businesses to be integrated and contribute to future growth, the timing and expected benefits of the Vertafore acquisition, our ability to satisfy all closing conditions and successfully consummate the Vertafore acquisition, and profit and cash flow expectations. Forward-looking statements may be indicated by words or phrases such as

“anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes,” “intends” and similar words and phrases. These statements reflect management’s current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include the effects of the COVID-19 pandemic on our business, operations, financial results and liquidity, including the duration and magnitude of such effects, which will depend on numerous evolving factors which we cannot accurately predict or assess, including: the duration and scope of the pandemic; the negative impact on global and regional markets, economies and economic activity; actions governments, businesses and individuals take in response to the pandemic; the effects of the pandemic, including all of the foregoing, on our customers, suppliers, and business partners, and how quickly economies and demand for our products and services recover after the pandemic subsides. Such risks and uncertainties also include our ability to identify and complete acquisitions consistent with our business strategies, integrate acquisitions that have been completed, realize expected benefits and synergies from, and manage other risks associated with, the newly acquired businesses. We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions and the conditions of the specific markets in which we operate, changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, cybersecurity and data privacy risks, risks related to political instability, armed hostilities, incidents of terrorism, public health crisis (such as the COVID-19 pandemic) or natural disasters, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation, potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

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